UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October  17, 2006

IMS HEALTH INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-14049	06-1506026
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1499 Post Road, Fairfield, Connecticut 06824
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 319-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Adoption of a Defined Contribution Executive Retirement Plan

On October 17, 2006, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of IMS Health Incorporated (the “Company”) adopted the IMS Health Incorporated Defined Contribution Executive Retirement Plan (the “Plan”) to become effective as of January 1, 2007.  The Plan provides for benefits for certain executive officers and certain other officers of the Company to be designated by the Committee.  No participants have yet been designated.

DESCRIPTION OF THE PLAN:

a.               General — The Plan is a defined contribution type of nonqualified plan of deferred compensation.  Notional retirement accounts are created and maintained for participants in the Plan, which consist of the sum of retirement credits and annual investment credits.  A participant’s retirement benefit under the Plan is equal to the value of his or her notional retirement account.  The Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

b.              Retirement Credits — A participant’s retirement credits are determined based on the participant’s age when the participant first becomes eligible to participate in the Plan and the number of years of service with the Company that the participant has completed as of his or her entry date into the Plan.  Retirement credits can range from a low of 1.8% of compensation to a high of 37% of compensation.  For example, a participant whose entry age is 50 and whose past service is three years would have basic retirement credits of 12.9% of compensation, plus an additional retirement credit of 3.8% of compensation upon completion of each of the first ten years of participation to account for past service.

c.               Investment Credits — A participant’s retirement account is credited as of the last day of each calendar year with a notional investment credit calculated by multiplying the participant’s retirement account as of such date (before the addition of any retirement credits for such calendar year) by the average of the annual yields at the end of each month in such calendar year on the AA - AAA Rated/10+ Years Component of the Merrill Lynch U.S. Corporate Master Index for such calendar year.

d.              Vesting — Participants become vested in their retirement accounts upon completing five years of service with the Company after the date they become eligible to participate in the Plan. Participants also become fully vested upon death or disability.

e.               Payment of Benefits — On separation from service for any reason other than “cause” as defined in the Plan, a vested participant (or the participant’s designated beneficiary in the event of the participant’s death) may receive the value of his or her account as a lump-sum distribution in cash.  Notwithstanding the foregoing, payment to any “specified employee” within the meaning provided by the proposed and final Treasury Regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, the Company’s officers) will not be made before the date that is six months after the date of the participant’s separation from service.  The retirement account of any participant who is subject to such six-month delay in payment will continue to be credited with investment credits during such six-month period.

f.                 Forfeited Accounts — A participant’s retirement account will be forfeited and any payments previously made to a participant from his or her retirement account will be required to be repaid to the Company if the participant violates certain noncompetition or confidentiality covenants included in the Plan or if the participant is terminated for “cause” or makes “disparaging” comments about the Company, as defined in the Plan.

g.              Change in Control — Any participant whose employment is involuntarily terminated by the Company at or following a “change in control” of the Company, as defined in the Plan, or who voluntarily terminates employment for “good reason”, as defined in the Plan, at or following a change in control, will be fully vested in his or her account if the termination occurs within five years of the change in control and will receive additional retirement credits equal to those that the participant would have received had he or she continued employment during the period corresponding to which severance benefits are payable to the participant if the termination occurs within two years of the change in control.  In the event of a change in control or a “potential change in control”, as defined in the Plan, the Company is required to establish a so-called “rabbi” trust and to deposit therein sufficient cash to provide for the payment of benefits under the Plan at or following a change in control.

h.              Amendment; Termination — The Board of Directors may amend or suspend the Plan at any time; provided, however, in the event of any suspension or amendment of the Plan within five years of a change in control of the Company which has the effect of suspending or reducing the retirement credits and/or investment credits payable under the Plan, all participants in the Plan will be fully vested in their accounts. In addition, in the event of the removal of a participant from the Plan within five years of a change in control, such participant will be fully vested in his or her account.  The Plan may only be terminated in accordance with the requirements of the final and proposed Treasury Regulations under Section 409A of the Code.  If the Plan is terminated within five years of a change in control, all Plan participants will be fully vested in their accounts.

Approval of Amendment to Employment Agreement of Chairman of the Board, Chief Executive Officer and President

On October 17, 2006, the Board of Directors of the Company approved an amendment of the employment agreement of David R. Carlucci, Chairman of the Board, Chief Executive Officer and President of the Company.  The amendment was made effective as of January 1, 2005 in order to bring Mr. Carlucci’s agreement into compliance with Section 409A of the Code, which became applicable to the agreement as of January 1, 2005, and to make certain additional changes to Mr. Carlucci’s benefits under his employment agreement.

To comply with Section 409A of the Code, the time and form of payment of all items of deferred compensation payable under the Mr. Carlucci’s employment agreement have been specified and any payments made in connection with Mr. Carlucci’s separation from service at a time when he is a “specified employee” within the meaning provided by the proposed and final Treasury Regulations under Section 409A of the Code (generally, an officer of the Company) will not be made before the date that is six months after the date of Mr. Carlucci’s separation from service.  Any payments subject to such six-month delay will be credited with interest at the six-month Treasury Bill rate.

The amendment to Mr. Carlucci’s employment agreement changes the form of payment of any severance benefits to which Mr. Carlucci may become entitled in the event of his separation from service absent a “change in control” of the Company, as defined in Mr. Carlucci’s employment agreement, from installments over 24 months to a lump sum.  Such payment will not be made, however, as described above, before the date that is six months after the date of Mr. Carlucci’s separation from service if he is a “specified employee” under Section 409A of the Code at the time of his separation from service.

The amendment to Mr. Carlucci’s employment agreement clarifies that if certain medical, disability and life insurance benefits to which Mr. Carlucci is entitled upon his retirement or other separation from service under the terms of the prior restatement of his employment agreement cannot be provided under the Company’s plans as then in effect, the Company will pay to Mr. Carlucci monthly an amount equal on an after-tax basis to the monthly premium cost to Mr. Carlucci to purchase these benefits separately (which premium cost may not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating).

Approval of Amended Employment Agreement for Executive Vice President and President — Global Business Management

On October 17, 2006, the Board of Directors of the Company approved an amendment and restatement of the employment agreement of Gilles Pajot, the Executive Vice President and President — Global Business Management of the Company.  The revised employment agreement was made effective May 7, 2006 (the “Restatement Date”), the date Mr. Pajot became a U.S. resident for Federal income tax purposes and thereby became subject to Section 409A of the Code.  The objectives of the amendment and restatement of Mr. Pajot’s agreement were to bring the agreement into compliance with Section 409A of the Code as of the Restatement Date and to document certain additional expatriate benefits payable during the period of his U.S. assignment.

Beginning October 16, 2006, Mr. Pajot’s base salary will be converted from British Pounds Sterling to U.S. Dollars.  Notwithstanding his inclusion in U.S. payroll beginning October 16, 2006, Mr. Pajot will be excluded from participation in the Company’s qualified retirement plans; however, he will be credited with the matching contributions he would have received under the Company’s 401(k) plan and the related nonqualified plan had he participated in those plans from and after the Restatement Date together with earnings at the rate specified in the nonqualified plan, which are determined on the assumption that the matching contributions are invested 80% in the fixed income fund and 20% in the equity index fund available under the qualified 401(k) plan.  This amount will be paid upon Mr. Pajot’s separation from service.

Pursuant to the revised employment agreement, Mr. Pajot will be entitled to certain expatriate benefits, in addition to those provided in the previous amendment and restatement of his employment agreement, until the third anniversary of the Restatement Date.  These benefits include professional financial planning services associated with his relocation to the U.S; a monthly allowance of $18,200, net after taxes, for housing, security, furniture rental, cleaning services and utilities in the U.S.; payments for temporary living expenses associated with the relocation and loss upon sale or early cancellation of a lease for an automobile; reasonable moving expenses and storage fees in the United Kingdom; first class round-trip air fare for one annual trip to France plus additional trips in the event of family emergencies; and a disturbance allowance and other payments to cover incidental costs relating to relocation from the United Kingdom to the United States.

To comply with Section 409A of the Code, the revised employment agreement specifies all material terms of the supplemental pension benefit to which Mr. Pajot was entitled under the previous amendment and restatement of his employment agreement.  Such supplemental pension benefit will be paid in a lump sum in the year following the year of Mr. Pajot’s termination, but not before July 5, 2009; provided, however, that Mr. Pajot will have the right to change the time and/or form of payment of his supplemental pension benefit on or before December 31, 2007 in accordance with the Code Section 409A transition rules.  Further information regarding Mr. Pajot’s pension is available in the Company’s proxy statement for its 2006 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 24, 2006.

To comply with Section 409A of the Code, the time and form of payment of all items of deferred compensation payable under Mr. Pajot’s employment agreement have been specified and any payments made in connection with Mr. Pajot’s separation from service at a time when he is a “specified employee” within the meaning provided by the proposed and final Treasury Regulations under Section 409A of the Code (generally, an officer of the Company) will not be made before the date that is six months after the date of Mr. Pajot’s separation from service.  Any payments subject to such six-month delay will be credited with interest at the six-month Treasury Bill rate.

The amendment and restatement of Mr. Pajot’s employment agreement changes the form of payment of any severance benefits to which Mr. Pajot may become entitled in the event of his separation from service absent a change in control of the Company from installments over 24 months to a lump sum.  Such payment will not be made, however, as described above, before the date that is six months after the date of Mr. Pajot’s separation from service if he is a “specified employee” under Code Section 409A and is subject to Code Section 409A at the time of his separation from service.

The revised agreement clarifies that if certain medical, disability and life insurance benefits to which Mr. Pajot is entitled upon his retirement or other separation from service under the terms of the prior restatement of his employment agreement cannot be provided under the Company’s plans as then in effect, the Company will pay to Mr. Pajot monthly an amount equal on an after-tax basis to the monthly premium cost to Mr. Pajot to purchase these benefits separately (which premium cost may not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating).

Approval of Amendment to Employment Agreement of Senior Vice President, General Counsel and Corporate Secretary

On October 17, 2006, the Board of Directors of the Company approved an amendment of the employment agreement of Robert H. Steinfeld, Senior Vice President, General Counsel and Corporate Secretary of the Company.  The amendment was made effective as of January 1, 2005 in order to bring Mr. Steinfeld’s agreement into compliance with Section 409A of the Code, which became applicable to the agreement as of January 1, 2005, and to make certain additional changes to Mr. Steinfeld’s benefits under his employment agreement.

To comply with Section 409A of the Code, the time and form of payment of all items of deferred compensation payable under the Mr. Steinfeld’s employment agreement have been specified and any payments made in connection with Mr. Steinfeld’s separation from service at a time when he is a “specified employee” within the meaning provided by the proposed and final Treasury Regulations under Section 409A of the Code (generally, an officer of the Company) will not be made before the date that is six months after the date of Mr. Steinfeld’s separation from service.  Any payments subject to such six-month delay will be credited with interest at the six-month Treasury Bill rate.

The amendment to Mr. Steinfeld’s employment agreement changes the form of payment of any severance benefits to which Mr. Steinfeld may become entitled in the event of his separation from service absent a change in control of the Company, as defined in Mr. Steinfeld’s employment agreement, from installments over 24 months to a lump sum.  Such payment will not be made, however, as described above, before the date that is six months after the date of Mr. Steinfeld’s separation from service if he is a specified employee under Section 409A of the Code at the time of his separation from service.

The amendment to Mr. Steinfeld’s employment agreement clarifies that if certain medical, disability and life insurance benefits to which Mr. Steinfeld is entitled upon his retirement or other separation from service under the terms of the prior restatement of his employment agreement cannot be provided under the Company’s plans as then in effect, the Company will pay to Mr. Steinfeld monthly an amount equal on an after-tax basis to the monthly premium cost to Mr. Steinfeld to purchase these benefits separately (which premium cost may not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating).

Non-Employee Director Remuneration

On October 17, 2006, the Compensation and Benefits Committee of the Board of Directors of the Company approved changes in the annual remuneration of non-employee directors.

The Committee approved an increase of $5,000 in the annual retainer fee payable to the Lead Director, to $35,000 per year, and an increase of $5,000 in the annual retainer fee payable to the Chair of the Audit Committee, to $15,000 per year.  These changes are effective for the remaining quarterly payments in the current year.

The Committee also approved an increase in the amount of annual equity awards to Board members who are not employees of the Company, effective in 2007.  Under the revised policy, each non-employee director will receive a grant of restricted stock units (“RSUs”) with an aggregate value of $70,000 at the grant date together with a fixed grant of 2,620 RSUs.  All of these RSUs will vest in four equal annual installments beginning one year after grant, subject to acceleration upon death, disability or termination in other circumstances as determined by the Committee.  The grant date will be determined in accordance with such equity grant policies as may be in effect in 2007.  RSUs are settled by delivery of shares, and until that time do not have voting rights but carry a right to payment of dividend equivalents, payable upon settlement.

The previous policy governing grants of equity awards to non-employee directors, in effect for 2006, provided that each such director would receive an annual grant of 2,250 RSUs, vesting one year after grant, plus RSUs with a grant-date value of $50,000, vesting in four equal annual installments.  In each case, vesting remains subject to acceleration upon death, disability or termination in other circumstances as determined by the Committee.

The change in policy regarding Board remuneration was also approved by the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED

	By:	/s/ Robert H. Steinfeld
Robert H. Steinfeld
Senior Vice President, General Counsel and Corporate Secretary

Date: October 23, 2006